UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2024

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Registered Direct Offering

On December 11, 2024, Scilex Holding Company (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the investors named therein, pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Offering”): (i) an aggregate of 26,355,347 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 2,401,132 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) common warrants to purchase up to 57,512,958 shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants and the StockBlock Warrants (defined below), the “Warrants”). The combined offering price (a) per share of Common Stock and accompanying Common Warrants is $0.590 and (b) per Pre-Funded Warrant and accompanying Common Warrants is $0.5899. The aggregate gross proceeds to the Company from the Offering is approximately $17.0 million, before deducting offering fees and expenses. The Company currently intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to certain investors whose purchase of shares of Common Stock in the Offering would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the outstanding shares of Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Common Warrants have an exercise price of $0.649 per share of Common Stock and, subject to certain ownership limitations, will become exercisable on the six month anniversary of the date of issuance and one half of the Common Warrants (or Common Warrants to purchase an aggregate of 28,756,479 shares of Common Stock) have a term that expires five years from the date of issuance and the remaining one-half of such Common Warrants (or Common Warrants to purchase an aggregate of 28,756,479 shares of Common Stock) have a term that expires two and one-half years from the date of issuance.

The exercise price of the Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Common Stock. Subject to certain exceptions set forth in the Warrants, in the event of a fundamental transaction, as described therein, each of the holders of the Warrants shall have the right to exercise its Warrants and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of shares of Common Stock issuable upon the exercise of its Warrant. If a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is not available for the issuance of such shares, then the holders may exercise the Warrants by means of a “cashless exercise.”

Additionally, in the event of a fundamental transaction within the Company’s control, as described in the Common Warrants, each holder of the Common Warrants will have the right to require the Company to repurchase the unexercised portion of its Common Warrant at its fair value using the Black Scholes option pricing formula. In the event of a fundamental transaction that is not within the Company’s control, each holder of the Common Warrants will have the right to require the Company or a successor entity to redeem the unexercised portion of its Common Warrant for the same consideration paid to the holders of the Company’s common stock in the fundamental transaction at the unexercised Common Warrant’s fair value using the Black Scholes option pricing formula.

A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the outstanding shares of Common Stock immediately after exercise (the “Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder may increase or decrease the Beneficial Ownership Limitation in accordance with the terms of the Warrant, provided that it does not exceed 9.99%.

Pursuant to the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of the Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) until December 27, 2024, subject to certain exceptions set forth therein.

The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, as amended, and was declared effective on January 11, 2024 (File No. 333-276245), a base prospectus dated January 11, 2024 and a prospectus supplement dated December 11, 2024. The Offering closed on December 13, 2024.

All of the shares of Common Stock, Pre-Funded Warrants and accompanying Common Warrants sold in the Offering were sold directly by the Company. Although such securities were sold directly by the Company, the Company was obligated to pay certain fees to StockBlock Securities LLC (“StockBlock”) pursuant to certain contractual obligations between the Company and StockBlock. Pursuant to such contractual obligations, the Company paid StockBlock an aggregate cash fee equal to 8.0% of the gross proceeds actually received by the Company from the Offering. The Company also issued StockBlock or its designees warrants, substantially in the form of the Common Warrants, to purchase up to an aggregate of 4,601,036 shares of Common Stock (the “StockBlock Warrants”), representing up to 8.0% of the total number of Shares and Pre-Funded Warrants issued in the Offering. The StockBlock Warrants have an exercise price of $0.7375 per share (which represents 125% of the combined offering price per Share and the Common Warrants sold in the Offering), will become exercisable on the six month anniversary of the date of issuance and one half of the StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of Common Stock) have a term that expires five years from the commencement of sales in the Offering and the remaining one-half of such StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of Common Stock) have a term that expires on the date that is two and one-half years from the date of issuance.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing summaries of the Pre-Funded Warrants, the Common Warrants, the StockBlock Warrants and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents, the forms of which are attached as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

A copy of the opinion of Paul Hastings LLP, counsel to the Company relating to the validity of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants issued in the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

Amendment to Common Stock Purchase Warrant

On December 11, 2024, the Company entered into a warrant amendment (the “Warrant Amendment”) with one of the investors to exercise the outstanding amount of certain warrants that the Company issued to such investor on March 5, 2024. Pursuant to the Warrant Amendment, the investor agreed to exercise outstanding warrants to purchase an aggregate of 1,764,706 shares of the Common Stock in cash at an amended exercise price of $0.59 per share. The gross proceeds to the Company from such exercise is approximately $1.041 million (the “Payment Amount”). Pursuant to the Warrant Amendment, if the Payment Amount has not been received by the Company by the second business day after the date the Warrant Amendment was entered into, the exercise price in effect prior to the date of the Warrant Amendment shall remain as in effect, which is $1.70 per share.

The foregoing summary of the Warrant Amendment does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.4, to this Current Report on Form 8-K, which are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01.	Other Events.

On December 12, 2024, the Company issued a press release announcing the pricing of the Offering. On December 13, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

4.3	Form of StockBlock Warrant.

4.4	Amendment No. 1 to Common Stock Purchase Warrant., dated December 11, 2024, between Scilex Holding Company and the investor named therein.*

5.1	Opinion of Paul Hastings LLP.

10.1	Form of Securities Purchase Agreement, dated December 11, 2024, by and between the Company and the purchasers party thereto.*

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release, dated December 11, 2024.

99.2	Press Release, dated December 13, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

Date: December 13, 2024	By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and President